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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report: (Date of earliest event reported): JUNE 12, 1997


                          SARATOGA BEVERAGE GROUP, INC.
             (Exact name of registrant as specified in its charter)



   DELAWARE                       33-62038NY                   14-1749554
(State or other                (Commission File               (IRS Employer
jurisdiction of                    Number)                 Identification No.)
incorporation)

              11 GEYSER ROAD
        SARATOGA SPRINGS, NEW YORK                               12866
 (Address of principal executive offices)                     (Zip Code)

                                 (518) 584-6363
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.

                  On June 12, 1997, the registrant ("Saratoga") entered into a Securities Purchase Agreement with Parley International, as nominee for Maerki Baumann & Co., A.G. (Zurich) ("Purchaser"), pursuant to which Purchaser acquired $1,500,000 principal amount of Saratoga's 5% Subordinated Convertible Notes due 2000 (the "Note") for an aggregate purchase price of $1,500,000 in a private placement effected under Section 4(2) of the Securities Act of 1933. A copy of the Securities Purchase Agreement is attached hereto as Exhibit 1.

                  The principal amount of the Note is due and payable on the third anniversary of the Note and is convertible at the option of the holder into shares of Saratoga's Class A Common Stock at a conversion price of $3.50 principal amount per share. The Note is mandatorily convertible into shares of Class A Common Stock in the event that the closing price of Class A Common Stock exceeds $5.25 for three consecutive trading days. If converted in full, the Note would convert into 428,571 shares of Class A Common Stock, or approximately 12.3% of the common stock of the Company, based on the 3,045,760 shares of common stock (including both Class A Common Stock and Class B Common Stock) outstanding as of May 8, 1997. A form of the Note is attached hereto as Exhibit 2.

                  Global Financial Group, Inc. acted as placement agent in connection with the offering of the Note and, in connection therewith, received a cash commission in the amount of 5% and was issued a warrant to acquire 30,000 shares of Class A Common Stock for an exercise price of $3.50 per share.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

                  (c)      Exhibits

                  1. Securities Purchase Agreement, dated as of June 12, 1997, by and between Saratoga Beverage Group, Inc. and Parley International, as nominee.

                  2.       Form of 5% Subordinated Convertible Note due 2000.



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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 SARATOGA BEVERAGE GROUP, INC.


                                                 By:   /s/ Robin Prever
                                                       -------------------------
                                                       Robin Prever
                                                       Chief Executive Officer


Date:    June 13, 1997